Exhibit 10.3(b)

[Translation from German]

Supplement No. 1

To the Rental Agreement of April 11/April 15, 2013, Im Neuenheimer Feld 584, basement, ground floor, right, and 2nd floor, left, Im Neuenheimer Feld 583, 1st floor, right

Between	Technologiepark Heidelberg II GmbH & Co. KG
Dischingerstr. 8
69123 Heidelberg
VAT ID no. DE 244 593 546

(hereinafter called “Lessor”)

And	Ascendis Pharma GmbH, registered under HRB 337385 with the Mannheim local court (Amtsgericht), represented by the managing director (Geschäftsführerin) with sole power of representation
Ms Lotte Sønderbjerg
Im Neuenheimer Feld 584
69120 Heidelberg
VAT ID no. DE 813 586 261

(hereinafter called “Lessee”)

In addition to the space already rented, totalling 1,288.37 m², Lessee is renting extra space in the building at Im Neuenheimer Feld 584 on the first floor, right hand side. The additional space thus rented measures 168.41 m² + general use space + 6% of the communal area for a total of 206.87 m², so that together with the space already rented, the total rental area rises to 1,495.24 m². Lessor and Lessee thus supplement the Rental Agreement as follows:

Further to para. 1 Rental term and termination:

on 1.1

The tenancy for the additional rented space that is the subject of this Supplement starts on December 01, 2013. Rental payments start on December 01, 2013.

Further to para. 3 Rental property:

on. 3.1

In addition to the property already being rented, the Lessor lets to the Lessee the space on the first floor of building INF 584 marked in the plans as “1.201 Büro 1 (office 1) 16.61 m², Büro 1 1.201 (office 1 1.201) 23.59 m², 1.214 Garderobe (cloakroom) 5.22 m², 1.219 S1-Labor (laboratory) 63.72 m² and 1.222 S1-Labor (laboratory) 59.27 m²”. The actual location has been marked in colour on the floor plan attached as Appendix 1 to this Supplement. The size of the space rented is calculated as shown in the attached Appendix 2.

The space is taken “as is” in non-renovated condition. At the end of the tenancy the premises are to be returned cleared and swept.

Lessee shall consult with the other tenants occupying the same floor in Building II about taking turns to clean the areas in communal use.

Further to para. 4 Rent and rent adjustments:

on 4.1

As of December 01, 2013 the monthly rent is:

1,461.41 m²	Office and laboratory space	€13.17	€19,246.77
20.93 m²	Compressor room INF 584, basement	€13.17	€275.65
12.90 m²	Storage space INF 583, 1st floor	€13.17	€169.89
35	Underground parking spaces	€60.00	€2,100.00
4	Outside parking spaces	€40.00	€160.00
1495.24 m²	Advance running costs and service charges	€5.09	€7,610.77

Subtotal			€29,563.08
Value added tax (currently 19%)			€5,616.99

Total per month			€35,180.07

on 4.4

The stepped rent agreement shall apply to this Supplement as if the additional space had been rented from the start of the original lease. Rents and rental changes thus follow a uniform pattern.

Further to para. 13 Deposit:

on 13.1 Instead of a deposit of € 90,000.00 as originally stated, the applicable deposit shall be € 105,000.00.

Further to para. 15 Final provisions:

This Supplement - including any excerpts therefrom - must not be published, nor must third parties be granted access to it or information regarding it, without the consent of the Lessor (Section 1.11 German Copyright Law/UrhG, Section 823 ff BGB/German Civil Code).

The forgoing additions and amendments serve to modify the lease agreements previously in force if and inasmuch as provisions thereof are affected. In all other respects the Rental Agreement and all other elements and appendices shall remain valid.

Two copies of this Supplement have been made and the Lessor and Lessee have each received one copy. The Supplements have been firmly bound together (with eyelet).

The Parties are prepared to bind this Supplement no. 1 to the Rental Agreement and to treat the two documents as one Rental Agreement.

Heidelberg 29 NOV 2013	Heidelberg, 27 Dec. 2013

/s/ Lotte Sønderbjerg	(Signature illegible)

- Lessee -	- Lessor -
//Company stamp of Ascendis Pharma GmbH//	//Company Stamp of Technologiepark
Heidelberg GmbH & Co. KG//

Appendix 1 to Supplement no. 1 between Technologiepark Heidelberg II GmbH & Co. KG and Ascendis Pharma GmbH on the renting of additional space “Im Neuenheimer Feld 584 (1st floor), 69120 Heidelberg” Page 1 of 1

1.210 Lager mit Kühlzelle 15.13 m²
1.209 Computerauswertung 56.78 m²

Key:

Büro = Office

Teeküche/Spülküche = Pantry

Gard./Garderobe = Cloakroom

WC = Toilet

Labor = Laboratory

Aufzug = Elevator

Besprechung = Meeting room

Sekretariat = Secretary’s office

Flur = Corridor

Elektro = Electrical appliances

Server = Server

Treppenhaus = Staircase

Denkzelle = Think Tank

Lager mit Kühlzelle = Storeroom with cooling chamber

Computerauswertung = Computer analysis

Appendix 2 to Supplement no. 1 between Technologiepark Heidelberg II GmbH & Co. KG and Ascendis Pharma GmbH on the renting of additional space “Im Neuenheimer Feld 584 (1st floor), 69120 Heidelberg” Page 1 of 1

Oct 15, 2013	Usable space 584 1st floor, right Oct. 15, 2013

584	1st floor			Rental area 1	Rental area 2	Rental area 2	Rental area 2
				Gene Bridges	Ascendis	Oryx	TP intern
Room	Description	Area					Mid zone
1.203	Office 3	17.38 m²		17.38 m²
1.204	Office 4	17.58 m²		17.58 m²
1.205	Secretary’s Office	17.38 m²		17.38 m²
1.206	Office 5	27.97 m²		27.97 m²
1.208	Office 6	16.35 m²		16.35 m²
1.208.1	Office 7	16.52 m²		16.52 m²
1.209	Computer analysis	16.78 m²		16.78 m²
1.210	Store+ cooling chamber	15.13 m²		15.13 m²
1.211	Pantry	15.88 m²		15.88 m²
1.223	S1 laboratory	53.31 m²		53.31 m²
1.226	S1 laboratory	50.93 m²		50.93 m²
1.207.1	Corridor	19.52 m²		19.52 m²
1.220.1	Corridor	45.15 m²		45.15 m²

1.220	Corridor 3	42.20 m²
1.201.1	Office 1.1	20.86 m²				20.86 m²
1.201.2	Office 1.2	16.61 m²			16.61 m²
1.202	Office 2	23.59 m²			23.59 m²
1.207	Corridor 4	22.58 m²
1.212	Meeting	42.06 m²					42.06 m²
1.213	Pantry 50%	7.17 m²		3.59 m²			3.59 m²
1.214	Cloakroom	5.22 m²			5.22 m²
1.217	Server	4.00 m²
1215	Toilet ladies / 2	8.81 m²
1216	Toilet gents / 2	12.68 m²
1219	S1 laboratory	63.72 m²			63.72 m²
1222	S1 laboratory	59.27 m²			59.27 m²

	Total area	658.65 m²

				333.47 m²	168.41 m²	20.86 m²	45.65 m²	568.38 m²
	Percentage share			58.67%	29.63%	3.67%	8.03%	100%

Shared space
1215	Toilet ladies	8.81 m²
1216	Toilet gents	12.68 m²
1217	Server	4.00 m²
1207	Corridor	22.58 m²
1220	Corridor	42.20 m²	90.27 m²

Allocation of shared space				52.96 m²	26.75 m²	3.31 m²	7.25 m²	90.27 m²

Total area of rented property				386.43 m²	195.16 m²	24.17 m²	52.89 m²	658.65 m²

+ 6%				409.62	206.87